TRANSGLOBE ENERGY CORPORATION ANNOUNCES AN
INVESTOR CONFERENCE CALL AND WEBCAST

AIM & TSX:  "TGL" & NASDAQ:  "TGA"

Calgary, Alberta, December 7, 2020 – TransGlobe Energy Corporation (“TransGlobe” or the “Company”) is pleased to announce that the Company will hold a conference call for investors followed by a Q&A session with senior management.

INVESTOR CONFERENCE CALL AND WEBCAST

The call will be held at 5:00pm GMT / 10:00am MST on Tuesday, December 8, 2020

Details for the conference call are as follows:

Conference ID: 1499429
Conference Call Title: TransGlobe Conference Call and Webcast

Participant Toll Free Dial-In Number (US and Canada): (866) 209-9443
Participant International Toll Free Dial-In Number (United Kingdom): 0-800-051-7107
Participant International Dial-In Number: (825) 312-2294

Details for the webcast are as follows:

Webcast Title: TransGlobe - Conference Call and Webcast

https://event.on24.com/wcc/r/2877753/1BB9B9895F3FABC0F113CC81C0DBD930

Please dial in 5-10 minutes before the scheduled start time.

CORPORATE PRESENTATION

Further to the Company’s news release dated December 1, 2020 announcing the agreement with the Egyptian General Petroleum Corporation to merge its three existing Eastern Desert concessions (the West Gharib, West Bakr and North West Gharib concessions) into a new modernized concession agreement, a copy of an updated corporate presentation is available on the Company's website at https://www.trans-globe.com/investors/financials/default.aspx#events-presentations

About TransGlobe

TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For Further information, please contact:

TransGlobe Energy Corporation Randy Neely, President and CEO Eddie Ok, CFO	+1 403 264 9888 investor.relations@trans-globe.com http://www.trans-globe.com or via Tailwind Associates or FTI Consulting
Tailwinds Associates (Investor Relations) Darren Engels	+1 403 618 8035 darren@tailwindassociates.ca http://www.tailwindassociates.ca
FTI Consulting (Financial PR) Ben Brewerton Genevieve Ryan	+44(0) 20 3727 1000 transglobeenergy@fticonsulting.com
Canaccord Genuity (Nomad & Joint-Broker) Henry Fitzgerald-O’Connor James Asensio	+44(0) 20 7523 8000
Shore Capital (Joint Broker) Jerry Keen Toby Gibbs	+44(0) 20 7408 409